Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

FOR IMMEDIATE RELEASE

Embarcadero Technologies Announces Third Quarter 2004 Results

Announces Filing of Delayed Third Quarter 10-Q and Filing of Restated Quarterly Financial Statements

SAN FRANCISCO, CA, January 18, 2005 Embarcadero Technologies, Inc. (Nasdaq: EMBTE), a provider of data lifecycle management solutions, announced today its financial results for the third quarter of 2004 and the delayed filing of its Form 10-Q for the quarter ended September 30, 2004. Embarcadero also announced the filing of restated financial information on Forms 10-Q/A for the quarters ended March 31, and June 30, 2004.

Third Quarter 2004 Results

Total revenues for the third quarter of 2004 were $14 million, a seven percent increase over the prior year’s third quarter results of $13.2 million. Net income and diluted income per share under Generally Accepted Accounting Principles (GAAP) were $753,000 and $0.03, respectively, for the third quarter of 2004, as compared to GAAP net income and diluted income per share of $1.5 million and $0.05, respectively, for the third quarter ended September 30, 2003.

Cash flows from operations were $3.4 million and $10.1 million for the three and nine months ended September 30, 2004, respectively. Cash, cash equivalents, and short-term investments were $58 million at the quarter ended September 30, 2004, which remained unchanged compared to December 31, 2003, notwithstanding cash payments of approximately $11.2 million related to acquisition of common stock under the Company’s stock repurchase program during the nine months ended September 30, 2004. Total deferred revenues were $13.5 million at September 30, 2004, which remained unchanged compared to December 31, 2003. Total deferred revenues were $12.2 million at September 30, 2003.

Non-GAAP net income and diluted income per share were $1.7 million and $0.06, respectively, for the third quarter of 2004, as compared to non-GAAP net income and diluted income per share of $1.9 million and $0.07, respectively. Non-GAAP measurements are tax adjusted and exclude the following items: restructuring and impairment charges (incurred in the second quarter of 2004), amortization of non-cash stock-based compensation and amortization of acquired technology. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

Financial Restatement

As previously announced, in November 2004, the Audit Committee of Embarcadero’s Board of Directors undertook an independent investigation focused on revenue recognition practices related to transactions with certain distributors and resellers, primarily those of Embarcadero’s United Kingdom subsidiary, Embarcadero Europe Ltd. The investigation was concluded on January 5, 2005. Based upon this investigation, Embarcadero concluded that it was necessary to restate certain financial data to properly reflect sales to certain international distributors and resellers on a sell-through basis, which is consistent with Embarcadero’s revenue recognition policy, for the quarters ended March 31 and June 30, 2004.

The third quarter Form 10-Q and the Forms 10-Q/A for the first and second quarters of 2004 filed today complete Embarcadero’s restatement of its financial results and bring the Company into compliance with SEC requirements with respect to the filing of periodic reports.

“We are pleased to put this restatement behind us,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “The organization is looking forward to being able to focus on the exciting business opportunities ahead of us without any distractions.”

As a result of the restatement, total revenues have decreased $181,000 for the quarter ended March 31, 2004, $366,000 for the quarter ended June 30, 2004, and $547,000 for the six months ended June 30, 2004; net income has decreased $130,000 for the quarter ended March 31, 2004, net loss has increased $326,000 for the quarter ended June 30, 2004, and net income has decreased $456,000 for the six months ended June 30, 2004; and diluted earnings per share has decreased $0.01 for the quarter ended March 31, 2004, basic and diluted loss per share have increased $0.01 for the quarter ended June 30, 2004, and basic and diluted earnings per share have decreased $0.02 for the six months ended June 30, 2004.

None of the adjustments resulting from the restatement has any impact on cash balances for any period. However, the condensed consolidated statements of cash flows have been restated to reflect the restated net income (loss) and revisions to certain balance sheet accounts. There were no other changes to the cash flows statements.

The Company expects to incur costs related to the investigation and restatement of approximately $2.1 million to $2.3 million, which will be recorded in the periods ending December 31, 2004 and March 31, 2005.

Nasdaq Appeal Status

As previously announced, the Nasdaq Stock Market notified Embarcadero on November 17, 2004 that its securities are subject to delisting from the Nasdaq National Market due to the failure to timely file a Form 10-Q for the third quarter of 2004. Embarcadero requested an oral hearing before a Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) to appeal the delisting proceedings and request additional time to file the Form 10-Q. This oral hearing occurred on December 21, 2004. The Nasdaq Panel took no action at that time, and the matter remains open. Although we have now filed our Form 10-Q for the third quarter of 2004, we cannot be certain that the Nasdaq Panel will allow our common stock to continue to be listed on the Nasdaq National Market.

As a result of its filings today, the Embarcadero is now in compliance with its SEC reporting obligations. The fifth character “E” will remain appended to Embarcadero’s ticker symbol pending an official determination by the Nasdaq Panel.

Non-GAAP Financial Measurements

The non-GAAP measurements of operating and net income and earnings per share exclude the following: restructuring and impairment charges, amortization of non-cash stock-based compensation and amortization of acquired technology and assume an annualized 37% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges or the Company’s effective tax rate, and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its third quarter 2004 results, on a conference call and simultaneous Web-cast to be held today, January 18, 2005 at 2:00 PM Pacific Time. Those interested in participating may dial in at (913) 981-5519 and enter confirmation code 1647174. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies, Inc.

Embarcadero Technologies, Inc. is a leading provider of data lifecycle management solutions that help companies build, optimize, test, and manage their critical data, database, and application infrastructures. Nearly 11,000 companies, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, Calif. For more information, call 415-834-3131 or visit http://www.embarcadero.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause future results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: our ability to continue to generate significant license revenues from our core database management products; our ability to sell or license our products to new customers; our ability to successfully develop and market new products; the potential market impact of new or enhanced products by, or increased marketing efforts by, our competitors; risks associated with fluctuations in quarterly results; risks associated with the potential delisting of our common stock from the Nasdaq National Market; unexpected costs associated with litigation, including ongoing litigation and newly filed suits alleging violation of various securities laws; general business conditions in the software industry, the technology sector, and in the domestic and international economies; our ability to protect our intellectual property; and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Factors that may Affect Future Results” in the Company’s most recent Quarterly Report on Form 10-Q and the Annual Report on Form 10-K. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

EMBARCADERO TECHNOLOGIES, INC.

GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues:
License	$7,097	$6,864	$20,564	$19,632
Maintenance	6,928	6,290	21,192	18,175

Total revenues	14,025	13,154	41,756	37,807

Cost of revenues:
License	283	168	705	373
Amortization of acquired technology	556	556	1,667	1,667
Maintenance	572	565	1,814	1,718

Total cost of revenues	1,411	1,289	4,186	3,758

Gross profit	12,614	11,865	37,570	34,049

Operating expenses:
Research and development	3,915	3,987	11,595	11,793
Sales and marketing	5,204	4,602	15,411	14,341
General and administrative	2,260	1,263	5,016	3,873
Restructuring and impairment charges	—	—	4,068	—

Total operating expenses	11,379	9,852	36,090	30,007

Income from operations	1,235	2,013	1,480	4,042
Other income, net	210	79	529	364

Income before provision for income taxes	1,445	2,092	2,009	4,406
Provision for income taxes	(692)	(607)	(340)	(1,278)

Net income	$753	$1,485	$1,669	$3,128

Net income per share:
Basic	$0.03	$0.06	$0.06	$0.12

Diluted	$0.03	$0.05	$0.06	$0.11

Shares used in per share calculation:
Basic	26,604	26,525	27,044	26,553

Diluted	28,078	28,458	28,778	28,289

EMBARCADERO TECHNOLOGIES, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues:
License	$7,097	$6,864	$20,564	$19,632
Maintenance	6,928	6,290	21,192	18,175

Total revenues	14,025	13,154	41,756	37,807

Cost of revenues:
License	283	168	705	373
Maintenance	565	565	1,805	1,718

Total cost of revenues	848	733	2,510	2,091

Gross profit	13,177	12,421	39,246	35,716

Operating expenses:
Research and development	3,688	3,932	11,313	11,732
Sales and marketing	4,982	4,542	14,859	14,099
General and administrative	1,984	1,208	4,423	3,571

Total operating expenses	10,654	9,682	30,595	29,402

Income from operations	2,523	2,739	8,651	6,314
Other income, net	210	79	529	364

Income before provision for income taxes	2,733	2,818	9,180	6,678
Provision for income taxes	(1,011)	(902)	(3,397)	(2,138)

Net income	$1,722	$1,916	$5,783	$4,540

Net income per share:
Basic	$0.06	$0.07	$0.21	$0.17

Diluted	$0.06	$0.07	$0.20	$0.16

Shares used in per share calculation:
Basic	26,604	26,525	27,044	26,553

Diluted	28,078	28,458	28,778	28,289

The following table reconciles non-GAAP net income to GAAP net income (in thousands) (unaudited):

GAAP net income	$753	$1,485	$1,669	$3,128
Amortization of acquired technology	556	556	1,667	1,667
Non-cash stock-based compensation	732	170	1,436	605
Restructuring and impairment charges	—	—	4,068	—
Non-GAAP tax adjustments	(319)	(295)	(3,057)	(860)

Non-GAAP net income	$1,722	$1,916	$5,783	$4,540

EMBARCADERO TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$50,520	$45,066
Short-term investments	7,480	12,901
Trade accounts receivable, net	6,617	8,237
Prepaid expenses and other current assets	2,065	1,670
Deferred income taxes	415	465

Total current assets	67,097	68,339

Property and equipment, net	3,023	3,259
Goodwill	10,337	10,337
Other intangible assets, net	86	692
Deferred income taxes	3,777	3,711
Other assets, net	2,255	3,692

Total assets	$86,575	$90,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$490	$1,011
Accrued liabilities	5,492	5,098
Capital lease obligations	173	—
Deferred revenue	13,320	13,219

Total current liabilities	19,475	19,328
Long-term deferred revenue	169	251
Long-term capital lease obligations	274	—
Long-term restructuring accrual	1,906	203

Total liabilities	21,824	19,782

Stockholders’ Equity	64,751	70,248

Total liabilities and stockholders’ equity	$86,575	$90,030

Summary of the Significant Effects of the Restatement on the Statement of Operations on the GAAP Basis

	For the three months ended March 31, 2004			For the three months ended June 30, 2004			For the six months ended June 30, 2004
	Previously Reported	Adj.	Restated	Previously Reported	Adj.	Restated	Previously Reported	Adj.	Restated
Revenues:
License	$7,379	$(172)	$7,207	$6,730	$(470)	$6,260	$14,109	$(642)	$13,467
Maintenance	7,046	(9)	7,037	7,123	104	7,227	14,169	95	14,264

Total revenues	14,425	(181)	14,244	13,853	(366)	13,487	28,278	(547)	27,731

Cost of revenues	1,386	—	1,386	1,389	—	1,389	2,775	—	2,775

Gross profit	13,039	(181)	12,858	12,464	(366)	12,098	25,503	(547)	24,956

Operating expenses	10,098	—	10,098	14,613	—	14,613	24,711	—	24,711

Income (loss) from operations	2,941	(181)	2,760	(2,149)	(366)	(2,515)	792	(547)	245

Other income, net	151	—	151	168	—	168	319	—	319
Provision for income taxes	(866)	51	(815)	1,127	40	1,167	261	91	352

Net income (loss)	$2,226	$(130)	$2,096	$(854)	$(326)	$(1,180)	$1,372	$(456)	$916

Net income (loss) per share:
Basic	$0.08		$0.08	$(0.03)		$(0.04)	$0.05		$0.03
Diluted	$0.08		$0.07	$(0.03)		$(0.04)	$0.05		$0.03
Shares used in per share calculation:
Basic	27,122		27,122	27,394		27,394	27,260		27,260

Diluted	29,103		29,103	27,394		27,394	29,184		29,124

Summary of the Significant Effects of the Restatement the Statement of Operations on the Non-GAAP Basis
	For the three months ended March 31, 2004			For the three months ended June 30, 2004			For the six months ended June 30, 2004
	Previously Reported	Adj.	Restated	Previously Reported	Adj.	Restated	Previously Reported	Adj.	Restated
Revenues:
License	$7,379	$(172)	$7,207	$6,730	$(470)	$6,260	$14,109	$(642)	$13,467
Maintenance	7,046	(9)	7,037	7,123	104	7,227	14,169	95	14,264

Total revenues	14,425	(181)	14,244	13,853	(366)	13,487	28,278	(547)	27,731

Cost of revenues	831	—	831	831	—	831	1,662	—	1,662

Gross profit	13,594	(181)	13,413	13,022	(366)	12,656	26,616	(547)	26,069

Operating expenses	9,803	—	9,803	10,138	—	10,138	19,941	—	19,941

Income from operations	3,791	(181)	3,610	2,884	(366)	2,518	6,675	(547)	6,128

Other income, net	151	—	151	168	—	168	319	—	319
Provision for income taxes	(1,459)	51	(1,408)	(1,130)	40	(1,090)	(2,588)	91	(2,497)

Net income	$2,483	$(130)	$2,353	$1,922	$(326)	$1,596	$4,406	$(456)	$3,950

Net income per share:
Basic	$0.09		$0.09	$0.07		$0.06	$0.16		$0.14
Diluted	$0.09		$0.08	$0.07		$0.05	$0.15		$0.14
Shares used in per share calculation:
Basic	27,122		27,122	27,394		27,394	27,260		27,260

Diluted	29,103		29,103	29,141		29,141	29,184		29,124

The following table reconciles non-GAAP net income to GAAP net income (in thousands) (unaudited):
	For the three months ended March 31, 2004			For the three months ended June 30, 2004			For the six months ended June 30, 2004
	Previously Reported	Adj.	Restated	Previously Reported	Adj.	Restated	Previously Reported	Adj.	Restated
GAAP net income	$2,226	$(130)	$2,096	$(854)	$(326)	$(1,180)	$1,372	$(456)	$916
Amortization of acquired technology	555	—	555	556	—	556	1,111	—	1,111
Non-cash stock-based compensation	295	—	295	409	—	409	704	—	704
Restructuring and impairment charges	—	—	—	4,068	—	4,068	4,068	—	4,068
Non-GAAP tax adjustments	(593)	—	(593)	(2,257)	—	(2,257)	(2,849)	—	(2,849)

Non-GAAP net income	$2,483	$(130)	$2,353	$1,922	$(326)	$1,596	$4,406	$(456)	$3,950

Summary of the Significant Effects of the Restatement on the Balance Sheet

	As of March 31, 2004
	As Previously Reported	Adjustments	As Restated
Trade accounts receivable, net	$9,039	$(225)	$8,814
Accrued liabilities	$5,200	$(52)	$5,148
Deferred revenue	$13,862	$(43)	$13,819
Accumulated deficit	$(267)	$(130)	$(397)

	As of June 30, 2004
	As Previously Reported	Adjustments	As Restated
Trade accounts receivable, net	$8,135	$(795)	$7,340
Accrued liabilities	$5,451	$(90)	$5,361
Deferred revenue	$14,005	$(249)	$13,756
Accumulated deficit	$(1,121)	$(456)	$(1,577)